Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Sysorex, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), we, Wayne Wasserberg, Chief Executive Officer (Principal Executive Officer) of the Company, and Vincent Loiacono, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2023

/s/ Wayne Wasserberg
Wayne Wasserberg
Chief Executive Officer
(Principal Executive Officer)

/s/ Vincent Loiacono
Vincent Loiacono
Chief Financial Officer
(Principal Financial Officer)